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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

WE CONSENT TO THE INCLUSION IN THE REGISTRATION STATEMENT ON FORM S-8 BEING FILED UNDER THE SECURITIES EXCHANGE ACT OF 1933 BY BIO-LOK INTERNATIONAL, INC., OF OUR REPORT DATED JANUARY 18, 2002, RELATING TO OUR AUDIT OF THE CONSOLIDATED FINANCIAL STATEMENTS OF BIO-LOK INTERNATIONAL, INC. AND SUBSIDIARIES, AS OF OCTOBER 31, 2001 AND FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000 APPEARING IN SUCH REGISTRATION STATEMENT ON FORM S-8.

Weinberg & Company

CERTIFIED PUBLIC ACCOUNTANTS

BOCA RATON, FLORIDA
FEBRUARY 26, 2002